THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                     WARRANT

                   TO PURCHASE _______ SHARES OF COMMON STOCK
                                       OF
                                  EQUITEX, INC.

         THIS CERTIFIES THAT, for good and valuable consideration, ____________ _____________ (the "Agent"), or its registered assigns, is entitled to subscribe for and purchase from Equitex, Inc., a Delaware corporation (the "Company"), at any time after the date hereof up to and including 5:00 p.m. Minneapolis, Minnesota time on October 10, 2007 (the "Expiration Date"), ___________________ ________________________________ (_______) fully paid and nonassessable shares of the Common Stock of the Company at the price of Thirty Seven Cents ($0.37) per share (the "Warrant Exercise Price"), subject to the antidilution provisions of this Warrant. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Agent, any party who acquires all or a part of this Warrant as a registered transferee of the Agent, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. As used herein, the term "Common Stock" means and includes the Company's presently authorized common stock, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

         This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE: TRANSFERABILITY.

         (a) Subject to the provisions of Section 3 hereof, the rights represented by this Warrant may be exercised by the Holder hereof at any time after the Warrant is exercisable, but prior to its expiration, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

         (b) This Warrant is immediately assignable, notwithstanding anything herein to the contrary, to officers, directors, employees, registered representatives and sub-agents of Feltl and Company. Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

         2. EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Agent shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3. ISSUANCE OF THE WARRANT SHARES.

         (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

         (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Such Holder shall also provide the Company with written representations from the Holder and the proposed transferee satisfactory to the Company regarding the transfer or, at the election of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the Warrant Shares. Upon receipt of such written notice and either such representations or opinion by the Company, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this

Warrant or the certificates for the Warrant Shares. Nothing herein, however, shall obligate the Company to effect registration under federal or state securities laws, except as provided in Section 9. If a registration is not in effect and if an exemption is not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registration become effective or an exemption is available, and the Warrant shall then remain exercisable for a period of at least thirty (30) calendar days from the date the Company delivers to the Holder written notice of the availability of such registration or exemption. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemption relied upon by the Company, or the registration made, for the issuance of the Warrant Shares.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof except for all taxes, liens and charges imposed by the Holder. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. ANTIDILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

         (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

                  (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                  (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

         (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. If, at any time as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 5.

         (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which such Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall within ten (10) days after the date when the circumstances giving rise to the adjustment occurred give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

         (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the Holder and prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

         (b) If, in the opinion of either of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

         8. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value (as defined in Section 10(d)) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

         9. REGISTRATION RIGHTS.

         (a) If at any time prior to the expiration of five (5) years from the date hereof, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or
Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) after receipt of any such notice (which request shall specify the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. The right of the Holders to include the Warrant Shares in any such registration statement may be subject to approval by selling securityholders whose securities are being registered in the registration statement. If any registration pursuant to this Section 9(a) is underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this Section 9(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

(b) Further, unless the Warrant Shares have been included in an earlier filed registration statement pursuant to paragraph (a) of this Section 9, on or before January 8, 2003, the Company shall file with the Securities and Exchange Commission a registration statement under the 1933 Act on an appropriate form covering the offer and resale of the Warrant Shares, and shall use its best efforts to cause such registration statement to be declared effective. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for a period of one hundred twenty (120) days.

         (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

         (d) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus prepared in connection with any registration statement pursuant to this Section 9 (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

         10. ADDITIONAL RIGHT TO CONVERT WARRANT.

         (a) The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into shares of Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Conversion Value (as defined herein) by (y) the Fair Market Value (as defined in paragraph (d) below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. The "Conversion Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant Exercise Price of the Converted Warrant Shares from the aggregate Fair Market Value (as defined in paragraph (d) below) of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

         (b) The Conversion Right may be exercised by the Holder, at any time or from time to time after it is exercisable, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than twenty (20) business days from the date of the Conversion Notice for the closing of such purchase.

         (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

         (d) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market System, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date,

                  (ii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market System but is traded on the Nasdaq SmallCap Market or other over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date, and

                  (iii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, Nasdaq SmallCap Market or other over-the-counter market, then the price established in good faith by the Company's Board of Directors.

         11. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

         The Company agrees to provide Agent with detailed quarterly and annual financial statements as soon as available, in a form reasonably satisfactory to Agent, as well as any other documents as Agent or its counsel may reasonably request in a form satisfactory to Agent, so long as this Warrant or any Warrant Shares are outstanding and unregistered.

         Upon written request of the Holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names and addresses of all Holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.

         All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes due and payable by the issuer in respect of the issuance thereof.

         Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a Shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

         Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the part against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, Equitex, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant as of October 10, 2002.

                                  "Company"

                                  EQUITEX, INC.


                                  By ______________________________________
                                     Its:

                                                          To: EQUITEX, INC.


NOTICE OF EXERCISE OF WARRANT  --   To Be Executed by the Registered Holder in
-----------------------------       Order to Exercise the Warrant



The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, __________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of




                                   ------------------------------------------
                                  (Print Name)



Please insert social security
or other identifying number
of registered Holder of
certificate (_____________)      Address:


                                 ------------------------------------------

                                 ------------------------------------------



Dated:  ____________             __________________________________________
                                      Signature*


*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM


To be signed only upon authorized transfer of Warrants.



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _______________________________ the right to purchase the securities of Equitex, Inc. to which the within Warrant relates and appoints ______________________, attorney, to transfer said right on the books of Equitex, Inc. with full power of substitution in the premises.

Dated:  ____________                 __________________________________________
                                        (Signature)



                                      Address:

                                      ------------------------------------------

                                      ------------------------------------------

                             CASHLESS EXERCISE FORM

                                      (To be executed upon exercise of Warrant
                             pursuant to Section 10)

TO:      EQUITEX, INC.

         The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock, as provided for in
Section 10 therein.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:



Name__________________________
         (Please print name)

                                     Address___________________________________




Social Security No.________________

                                     Signature__________________________________


         NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

         And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.